EXHIBIT 4.5

                                 AMENDMENT NO. 9
                                       TO
                          CONSULTING SERVICES AGREEMENT

      THIS NINTH AMENDMENT TO CONSULTING SERVICES AGREEMENT, dated Dec 16, 2004 (the "Ninth Amendment"), is by and between Bartholomew International Investments Limited, Inc. (the "Consultant"), and Reality Wireless Networks, Inc., a
Nevada corporation (the "Client").

                                    RECITALS

      A. The Consultant and the Client entered into a Consulting Services Agreement dated July 5, 2003, a copy of which is attached hereto as Exhibit A (the "Agreement"), obligating the Consultant to provide certain consulting services to the Client.

      B. The Consultant and the Client entered into an Amendment No. 1 to Consulting Services Agreement dated September 25, 2003, a copy of which is attached hereto as Exhibit B (the "First Amendment"), obligating the Consultant to provide certain additional consulting services to the Client.

      C. The Consultant and the Client entered into an Amendment No. 2 to Consulting Services Agreement dated November 25, 2003, a copy of which is attached hereto as Exhibit C (the "Second Amendment"), obligating the Consultant to provide certain additional consulting services to the Client.

      D. The Consultant and the Client entered into an Amendment No. 3 to Consulting Services Agreement dated March 15, 2004, a copy of which is attached hereto as Exhibit D (the "Third Amendment"), obligating the Consultant to provide certain additional consulting services to the Client.

      E. The Consultant and the Client entered into an Amendment No. 4 to Consulting Services Agreement dated April 12, 2004, a copy of which is attached hereto as Exhibit E (the "Fourth Amendment"), obligating the Consultant to provide certain additional consulting services to the Client.

      F. The Consultant and the Client entered into an Amendment No. 5 to Consulting Services Agreement dated May 14, 2004, a copy of which is attached hereto as Exhibit F (the "Fifth Amendment"), obligating the Consultant to provide certain additional consulting services to the Client.

      G. The Consultant and the Client entered into an Amendment No. 6 to Consulting Services Agreement dated June 14, 2004, a copy of which is attached hereto as Exhibit G (the "Sixth Amendment"), obligating the Consultant to provide certain additional consulting services to the Client.

      H. The Consultant and the Client entered into an Amendment No. 7 to Consulting Services Agreement dated November 10, 2004, a copy of which is attached hereto as Exhibit H (the "Seventh Amendment"), obligating the Consultant to provide certain additional consulting services to the Client.

      I. The Consultant and the Client entered into an Amendment No. 8 to Consulting Services Agreement dated December 3, 2004, a copy of which is attached hereto as Exhibit G (the "Eighth Amendment"), obligating the Consultant to provide certain additional consulting services to the Client.

      J. Client and Consultant wish to amend Section 2 of the Agreement to provide for additional consideration in exchange for additional consulting services.

                                    AGREEMENT

      NOW, THEREFORE, in consideration of the foregoing, and the mutual agreements, representations, warranties and covenants contained herein, and for other good and valuable consideration the receipt of which is hereby acknowledged, the parties hereto agree as follows:

A. Section 2 of the Agreement is deleted in its entirety and is hereby amended and replaced as follows:

"2. Consideration.

      Client agrees to pay Consultant, as his fee and as consideration for services provided, 3,000,000 shares of common stock of the Client. By amendment dated September 25, 2003, Client agrees to pay Consultant an additional 2,000,000 shares of common stock of the Client. By amendment dated November 25, 2003, Client agrees to pay Consultant an additional 10,000,000 shares of common stock of the Client. By amendment dated March 15, 2004, Client agrees to pay Consultant an additional 20,000,000 shares of common stock of the Client. Shares issued pursuant to this Third Amendment shall be issued to Terry Byrne, the natural person performing the consulting services for Client through Consultant. By amendment dated April 12, 2004, Client agrees to pay Consultant an additional 15,000,000 shares of common stock of the Client. By amendment dated May 14, 2004, Client agrees to pay Consultant an additional 20,000,000 shares of common stock of the Client. By amendment dated June14, 2004, Client agrees to pay Consultant an additional 6,864,530 shares of common stock of the Client. By amendment dated November 10, 2004, Client agrees to pay Consultant an additional 10,000,000 shares of common stock of the Client. By amendment dated December 3, 2004, Client agrees to pay Consultant an additional 5,000,000 shares of common stock of the Client. By amendment dated December 16, 2004, Client agrees to pay Consultant an additional 7,500,000 shares of common stock of the Client."

EXECUTED on the date first set forth above.

CLIENT:

     REALITY WIRELESS NETWORKS, INC.

By :
     ------------------------------
     Name: Steve Careaga
     Its: CEO

CONSULTANT:

     BARTHOLOMEW INTERNATIONAL INVESTMENTS LIMITED, INC.

By:
     ------------------------------
     Name: Terry Byrne